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                                     [LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-12653, 33-54959, and 33-60005 of Longs Drug Stores Corporation on Form S-8 of our report dated March 6, 1998 appearing in this Annual Report on Form 10-K of Longs Drug Stores Corporation for the fiscal year ended January 29, 1998.

/s/ Deloitte & Touche LLP

April 16, 1998



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